EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Savannah Bancorp, Inc.
Savannah, Georgia

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 28, 2006, relating to the consolidated financial statements of The Savannah Bancorp, Inc. and the effectiveness of The Savannah Bancorp, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP

Atlanta, Georgia
July 20, 2006